Exhibit 10.5

ASSIGNMENT AND ASSUMPTION, CONSENT AND MODI FICATJON AGREEMENT

This Assignment and Assumption, Consent and Modification Agreement (this “Agreement") dated as of February 24, 2015 (the "Effective .Date"), is made by and among Leveraged Developments LLC, a New Hampshire limited liability company ("LD"), TurnPoint Medical Devices, lnc., a Delaware corporation formerly known as Point Medical, lnc. ("TPMD") and Mack Molding Company, a Vermont corporation ("Mack").

Preliminary Statement.

A.           Mack and LD are parties to a Loan and Security Agreement dated as of December 1, 2012 (the "Loan Agreement"), pursuant to which LD has borrowed $600,000 from Mack (the "Loan'').

B.           The Loan is evidenced by the Loan Agreement dated December 6, 2012 and a Promissory Note dated as of December 1, 2012 issued by LD to Mack (the "Note"). LD is also obligated under the Loan Agreement to make certain Revenue Participation Payments (as defined in the Loan Agreement) to Mack for a period of 25 years that runs through 2017,

C.           The Loan and revenue Participation Payments are secured by security interest in all LD assets and a pledge of all membership interests in LD.

D.           Mack and LD also entered into a Manufacturing Agreement dated December 6, 2012 (tbc ''Manufacturing Agreement"), pursuant to which (i) Mack agreed to manufacture certain products on an exclusive basis for LD and (ii) LD granted Mack an exclusive license to use certain intellectual property owned by LD.

E.           The Loan Agreement, Note and Manufacturing Agreement, together with any transaction documents referred to therein are collectively referred to herein as the "Transaction Agreements." The term "Transaction Agreements" specifically excludes the Membership interest Pledge Agreement given by Jeffrey Carlisle in favor of Mack (the '"Carlisle Membership Pledge'') from and after the Assignment Date (as hereinafter defined).

F.           LD and TPMD entered into Asset Purchase and Intellectual Property Assignment Agreement dated as of October 29, 2014 (the "Purchase Agreement'') pursuant to which TPMD agreed to purchase the Transferred Assets (as defined therein, and hereafter, the 'Transferred Assets"). That purchase, which closed on January19, 2015, requires the approval of Mack to the transfer of the LD assets.

G.           LD and TPMD entered into a Development Agreement dated as of October 29, 20 14 (the "Development Agreement" and together the Purchase Agreement , the "TPMD Agreements") which provides, among other things, for the payment by TPMD of certain development work with respect to the Product (as defined therein) to be performed by LD and the ownership by TPMD of all Intellectual Property Rights (as defined !herein and hereafter, the ''lntellectual Property Rights") created by LD since March 28, 2014 .

H.           LD and TPMD have requested that Mack give its consent to the transfer of the Transferred Assets to TPMD, and Mack is willing to do so provided that TPM D assumes all obligations under Transaction Agreements, and the parties are entering into this Agreement to reflect the terms of their Agreements.

Agreement. For and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal suffic1ency of which are hereby acknowledged, the parties do hereby agree as follows:

1.           Capitalized terms. Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Loan Agreement.

2.           Assignment and Assumption.

a.           Effective as of January l 9, 2015 (the "Assignment Date"), LD hereby assigns, sells, transfers and sets over to TPMD all of LD's right, title, benefit, privileges and interest in and to, and all of LD's burdens, obligations and liabilities in connection with and under the Transaction Agreements.

b.           .Effective as of the Assignment Date, TPM D accepts the assignment of the Transaction Agreements and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants with respect to the Transaction Agreements from and after the Assignment Date, and to pay and discharge all of the liabilities of LD to be observed, performed, paid or discharged in connection with or under the Mack Contracts from and after the Assignment Date, including without limitation, all obligations under the Note and all Revenue Participation Payments required under the Loan Agreement, subject in all instances to the modification and amendment of the Transaction Agreements as provided for by Section 5 hereof

c.           LD shall remain liable for all obligations and liabilities under the Transaction Agreements from the effective date of the Transaction Agreements through and up to the Assignment Date and the Carlisle Membership Pledge shall remain in effect only insofar as to secure such LD obligations and liabilities, but shall not secure any obligations under the Transaction Agreements accruing from and after the Assignment Date.

3.           Representations and Warranties.

a.           LD represents and warrants that as of the Assignment Date, it (i) has not previously assigned the Transaction Agreements to any third party, except to TPM D to the extent provided by the terms of the binding letter of intent which LD and TPMD entered into on March 28, 2014 (the “LOI”), (ii) has full power, capacity and authority to sell, transfer and assign its rights in connection with the Transaction Agreements as provided in this Agreement, ( iii) owned all of the Transferred Assets up to and including the Assignment Date except to the extent arising m connection with the LOI; (iv) it is not retaining any rights to the Transferred Assets under the TPMD Agreements, other than the license to make products outside of the Field (as defined in the Development Agreement); and ( v) is not in default under the Transaction Agreements except to the extent (x) arising in connection with the LOI and (y) that the sale of the Transferred Assets to TPMD required Mack s prior consent.

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b.            LD and TPMD represent and warrant that true and correct copies of (i) the fully executed Purchase Agreement, including all exhibits thereto, is attached hereto as Exhibit A; (11) the fully executed Development Agreement, including all exhibits thereto, is attached hereto as Exhibit B·(iii) the fully executed Assignment of Patents and Patent Applications by LD is attached hereto as Exhibit C,; (iv) the fully executed copy of the Assignment of Trademarks and Service Marks is at1ached hereto as Exhibit D and (v) the fully executed copy of the bill of sale or transfer document for the Tangible Assets, as defined in the Purchase Agreement, is attached hereto as Exhibit E.

c.            LD and TPMD represent and warrant that as of the Assignment Date, and subject. to Mack's consent hereunder, all of the Transferred Assets, as defined in the Purchase Agreement, were duly conveyed to and are the property of TPMD.

4.           Grant of Security Interest. By its execution below, TPMD confirms that to secure prompt payment of all Obligations under the Transaction Agreements, it grants, sells, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Mack a continuing security interest i n and lien on all of the TPMD's right. title and interest in and to the following as of the Assignment Date, whether now existing or hereafter developed or acquired (the ''Collateral"):

Accounts; Chattel Paper, including Electronic Chattel Paper; Equipment, including computer programs embedded in goods, machinery, fixtures, furniture., tools, parts, vehicles, and materials relating to the use, operation or structure of any of the foregoing; Deposit Accounts; Documents; Fixtures; intellectual property and General Intangibles (including, without limitation, Patents, Patent Applications and Patent Licenses, and Trademarks, Trademark Applications and Trademark Licenses), including business name(s), website(s), telephone numbers, customer lists, computers and Software and further including all rights under the Manufacturing Agreement dated December 6, 2012 by and between TPMD (as assignee of LD) and Mack; as well as any intellectual property developed by LD for TPMD under the Development Agreement dated as of October 29. 2014 and any intellectual property related to infusion pump technology, whether now existing or hereafter developed or acquired, relating to the Transferred Assets and the Intellectual Property Rights (as such terms are defined in the Asset Purchase and Intellectual Property Assignment Agreement dated as of October 29, 2014 between LD and TPMD); instruments, including Promissory Notes; Inventory; Investment Property, including Securities Accounts; Letter-of-Credit Rights; Money; Supporting Obligations; and all Proceeds and Products of any of the foregoing to the extent not listed above as original collateral, including money and cash proceeds, deposit accounts, securities accounts, insurance proceeds, and proceeds i n the form of any of the types of property included in this collateral description.

5.           Modification of Transaction Agreements.

a.           References to Borrower. From and after the Assignment Date, all references to “Borrower” and/or “LD” in the Transaction Agreements shall mean TPMD, and references to the Borrower’s chief executive office shall mean 665 Martinsville R d., Suite 219, Basking Ridge, NJ 07920.

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b.           Amendments to Loan Agreement. From and after the Assignment Date, the Loan Agreement shall be amended as follows:

i.            Numbering. The parties hereto acknowledge and agree that the automatic numbering on the Loan Agreement executed at closing did not print properly. The parties acknowledge and agree that the Loan Agreement numbering shall be corrected as marked in the copy of the executed Loan Agreement attached hereto as Exhibit F.

ii.           References to “Manufactured". All references to the defined term "Manufactured" in the Loan Agreement shall be changed to "Sold."

iii.          Section 1.d. Section 1.d of the Loan Agreement is deleted in its entirety and replaced with the following:

'”d.           The Obligations as defined in Section 4, shall be secured by this Loan Agreement."

iv.          Section 2.b. Section. 2.b. i s deleted in its ent irety and replaced with the following:

“Revenue Participation Payments shall be paid quarterly in arrears beginning on April 1, 2013, within fifteen (15) days of the end of each fiscal quarter. Borrower shall provide Lender with a Compliance Certificate in the form attached hereto as Exhibit A on a quarterly basis, certifying as to the Devices Sold, at the earlier of the (0 date that the Revenue Participation Payments are due, or (ii) the date for delivery of the financial statements and the other deliverables required under Section 8 hereof "

v.           Section 2.c.v. The first line of Section 2.c.v. of the Loan Agreement (definition of "Manufactured") is deleted in its entirety, and replaced with the following:

“ ''Sold" means the transfer, distribution, shipment, sale, license or lease of a Device to Lender or a third party1 by Borrower, Lender, or by any third party that has received or acquired, directly or indirectly, from Borrower, or any successor in interest to Borrower, a license, assign men t, or any other transfer of any rights in any of the Technology."

vi.          Section 7.a. Section 7.a. of the Loan Agreement is deleted in its entirety and replaced with the following:

''a.    Organization, Etc. The Borrower is duly organized, validly existing and in good standing under the law of the State of Delaware and its legal name is TurnPoint Medical Devices, Inc. and that this is not a trade name. Borrower does not conduct business through any other business entity or name except as set forth in this Agreement. Borrower possesses full power and authority to conduct business in its name and as now conducted. The execution, delivery and performance of the Transaction Agreements has been duly authorized by Borrower each of the Transaction Agreements has been executed by a duly authorized agent of Borrower, and the execution, delivery and performance of the Transaction Agreements by Borrower will not violate any provision of Borrower's organizational documents, in each case as the. Transaction Agreements have been modified and amended by the Assignment and Assumption, Consent and Modification Agreement dated as of February 24, 2015 by and among Borrower, Leveraged Developments LLC and Lender."

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vii Section 7.b. Section 7.b. of the Loa n Agreement is deleted in its entirety and replaced with the following:

“ b.           Chief Office. Borrower's chief executive office is located at 665 Martinsville Rd, Suite 219, Basking Ridge, NJ 07920, and that is the Borrower’s only place of business."

viii.         Section 8.f.(i) and (ii). Sections 8.f.(i) and (ii) of the Loan Agreement are amended by adding the following at the end of each clause (ii): ", together with a Compliance Certificate certified by an officer of the Borrower in the form attached hereto as Exhibit A."

ix.            Section 8.g. Section 8.g. of the Loan Agreement is deleted in its entirety and replaced with the following:

"g.           Change of Control Transaction; Name Change; Capitalization. Not to complete a Change of Control Transaction without Lender' prior written consent, ,which will not be un reasonably conditioned, delayed or withheld; or change the name of Borrower or conduct business under any other name other than Borrower' s name except upon sixty (60) days prior written notice to Lender. "Change of Control Transaction" means (i) the acquisition by any person of Borrower if, after the acquisition, the acquiring person is entitled to exercise more than thirty percent (30%) of the voting rights of Borrower; (ii) the merger or consolidation with one or more persons or entities as a result of which the shift in voting rights referenced in the foregoing Section 8.g.i has occurred or (iii) the sale of all or substantially all of the assets or Borrower. For clarity, Lender's consent shall not be required if Borrower sells less than thirty percent (30%) of its voting rights in one or more transactions to a person or entity."

x.             Section 8.i. A new Section 8.i. shall be added to the Loan Agreement as follows

“i.            TPMD Agreements. To comply with all provisions in the TPMD Agreements and .to use reasonable commercial efforts to cause Leveraged Developments LLC to comply with all provisions in the TPMD Agreements, and provide Lender with prompt written notice of any defaults under the TPMD Agreements.”

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xi.            Section 9.a Subject to the terms of Section 9 below, Section 9.a. of the Loan Agreement is amended to provide that the collateral also may be kept at the LD location at 75 Congress Street, Portsmouth, New Hampshire.

xii.         Section 9.c. Section 9.c. of the Loan Agreement is deleted in its entirety and replaced with the following:

"c.           No Other Liens Except Permitted Liens. To keep the Collateral free and clear of all claims, liens, charges, encumbrances, taxes and assessments, other than Permitted Liens. ''Permitted Liens" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, which is junior in lien priority to the security interest and l ien of Lender; provided, however, that no lien or security interest which would otherwise be a Permitted Lien shall be held by any person who not a bank or institutional lender or other provider of working capital or term loan indebtedness to Borrower. "

xiii.         Section 11e. Section 11.e. of the Loan Agreement is deleted in its entirety and replaced with the following:

''e.           Receipt of evidence indicating that Lender's security interest i s not prior to all other security interests, or if a security interest in or other encumbrance on any of the Collateral, other than Permitted Liens, is granted by Borrower, or any tax lien is filed against Borrower."

xiv.         Section11f. Section 11.f. of the Loan Agreement is deleted in its entirety and replaced with the following:

"f.            Upon failure of Borrower to maintain its entity registration with the State of Delaware, business failure or cessation of business operations of Borrower, or any change for any reason whatsoever in the ownership or control of Borrower, except as permitted hereunder."

xv.           Compliance Certificate. A new Exhibit A is added to the Loan Agreement, attaching the form, of Compliance Certificate are attached hereto as Schedule 1as Loan Agreement Exhibit A.

6.           Affirmation of Transaction Agreements. TPMD does hereby (i) affirm and ratify the Transaction Agreements and (ii) affirm that the representations and warranties set forth in the Transaction Agreements are true and correct as of the date hereof: and were true and correct as of the Assignment Date, in each case as modified or amended herein. TPMD further agrees and affirms that the Loan Agreement as modified or amended hereby shall continue to secure to Mack the Loan, including repayment of the indebtedness as evidenced by the Note, together with The Revenue Participation Payments, interest and all other obligations arising under said Note and the Transaction Agreements.

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7.           Covenant Regarding Filing Patent Assignment. Each of TPM and LD covenant and agree that they shall cause the Patent Assignment to be filed with the United States Patent and Trademark Office (''US PTO") on or before March 6, 2015, together with documentation reflecting the name change of Point Medical Inc. to TPMD, and provide Mack with written evidence of such filing. In addition, TPMD and LD covenant and agree that they shall provide Mack with prompt notice of the US PTO's acceptance of such filing, together with a copy of the correspondence regarding such acceptance from the US PTO.

8.           Mack Consent. Effective upon receipt of executed signature pages to this Agreement from both LD and TPMD, Mack, by its execution hereof, hereby consents to the assignment of the Transaction Agreements by LD to TPMD, such assignment to be effective as of the Assignment Date. Notwithstanding the foregoing, in the event that Mack has not received signature pages from each of LD and TPMD to this Agreement on or before March 6, 2015, together with evidence that the Patent Assignment and documentation of the name change of Point Medical Inc. to TPMD has been filed with the United States Patent and Trademark Office, Mack's consent to the assignment shall be automatically revoked with no further action by Mack.

9.           No Novation or Extinguishment. TPMD does not intend for the substitution and replacement of the Note and nothing in this Agreement shall constitute, nor shall such be deemed to constitute a novation or extinguishment of the said Note and any obligations of any kind or nature accruing or due thereunder, and the amendments and modifications effected hereby shall in no event impair, limit, reduce or otherwise discharge the liability of TPMD or any obligor of the Note, which liability is hereby reaffirmed by TPMD.

10.          LD Waiver With Respect to Collateral. Mack understands that LD and TPMD have entered into the Development Agreement pursuant to which LD shall continue to assist TPMD with product development and in connection therewith, LD is in possession of certain of the Collateral. In consideration of the consents and releases granted herein, LD agrees as follows:

a.           To the extent that any Collateral may be located on any of LD’s premises, LD waives any right it may now have or hereafter have, whether such right arises by operation of law, by contract or otherwise, to distrain or levy upon, or to attach, seize or otherwise assert ant security interest, lien or other claim with respect to, any of the Collateral.

b.           LD further agrees that subject to the provision set forth in Section 9.c. below Mack shall have the right from time to time to enter upon the LD premises in order to inspect, remove, take possession of, sell, or otherwise deal with the Collateral, and LD agrees not to interfere with any sale or other disposition of the Collateral conducted by or at the direction of Mack under the terms of the Transaction Documents.

c.           In the exercise of its rights under the Transaction Agreements, Mack shall have no liability with respect to any LD premises except for physical damage to such premises actually caused by Mack. In no event shall Mack be responsible to cure or otherwise satisfy all unpaid or unperformed obligations of TPMD to LD.

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l I .          No Other Amendments: Except as expressly provided in this Agreement, the terms and conditions of the Transaction Agreements shall remain unchanged and continue in full force and effect. Mack's agreement as set forth herein does not constitute a waiver of any rights under the Transaction Agreements, including without limitation waiver of rights and remedies for any defaults that may currently exist except to the extent expressly set forth herein.

12.         Conflicts. In the event of a conflict between the terms and conditions of this Agreement, the Transaction Agreements and the terms and conditions of the Purchase Agreement, the terms and conditions of this Agreement shall govern, supersede and prevail. This Agreement (including the documents referred to herein, to the extent they have related in any way to the subject matter hereof) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the patties, written or oral.

13.       Further Assurances; Subordination. Each of the patties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of the other patty hereto, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the assignments contemplated by this Agreement. At any time and from time to time, as reasonably requested by Mack, TPMD will, at its own expense, take such further actions and execute, acknowledge, deliver and record or file such further documents to create, maintain, or confirm the lien or security interest in the Collateral. TPMD further agrees that upon request of the Mack, it shall take all necessary steps to subordinate any other debt between TPMD and third-party lenders to the Loan, and obtain all necessary evidence of such subordinations, including written subordination agreements from any other lienholders.

[Signature pages follow.]

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IN WlTNESS WHEREOF, the undersigned have executed this Assignment and Assumption. Consent and Modification Agreement as of the date first above written.

TURNPOINT MEDICAL DEVICES, INC.

By:	/s/ JERRY C. RUDDLE
	Name:	JERRY C. RUDDLE
	Title:	PRESIDENT AND CEO

LEVERAGED DEVE LDPMENTS LLC

By:	/s/ Jeffrey A. Caclule
	Name:	Jeffrey A. Caclule
	Title:	Founder, member

MACK MOLDING COMPANY

By:	/s/ Florence M. Belnap
	Name:	Florence M. Belnap
	Title:	Secretary

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EXHIBIT F           LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (the "Agreement") is made as of the 1st day of December, 2012 by and between Leveraged Developments LLC, a New Hampshire limited liability company, with its chief executive office at 103 Winnicutt Road, P.O. Box 267, Stratham, New Hampshire 03885-0267 ("Borrower"), and Mack Molding Company, a Vermont corporation, having a mailing address of Warm Brook Road, Arlington, Vermont 05250 ("Lender").

Preliminary Statement. Borrower is in the process of developing improvements to intravenous pumps and associated disposables for use with intravenous (IV) pumps, with potential for use in other IV applications, and requires working capital for further development of its technology. Lender is willing to provide a loan of up to Six Hundred Thousand Dollars $600,000.00) (the "Loan") subject to obtaining a security interest in all of Borrower's assets of the Borrower and agreement on future revenue participation payments, as more particularly set forth below, and upon the other terms and conditions set forth herein.

Agreement. In consideration of the mutual agreements and undertakings of the parties set forth in this Agreement and the other Transaction Documents, Borrower hereby agrees with Lender as follows:

1.           Loan; Term; Disbursement; Security:

a.           Subject to the terms and conditions of this Agreement, Lender agrees to extend to Borrower a term loan in the original principal amount of up to Six Hundred Thousand Dollars ($600,000.00) for a term of twenty five years from the date hereof, which shall be evidenced by this Agreement and a promissory note of even date herewith (the "Note"). Proceeds of the Loan shall be used by Borrower to facilitate the development, production and licensing of the Device, as defined below.

b.           Lender will disburse Two Hundred Thousand Dollars ($200,000.00) as of the date of this Agreement (the "Funding Date").

c.           Lender will disburse an additional Two Hundred Thousand Dollars ($200,000.00) on April 1, 2013 (the "Second Loan Installment") and also on August l, 2013 (the "Third Loan Installment"), subject to Lender's satisfaction, in its sole discretion, with progress made in development, intellectual property protection, production and licensing of the Device.

d.           The Obligations, as defined in Section 4 below, shall be secured by this Loan Agreement and a pledge of all membership interests in the Borrower by its principal Jeff Carlisle.

2:            Revenue Participation Payments. In addition to the Loan payments provided for in Section 1 and under the Note and as material consideration for Lender's agreement to make the Loan to Borrower, Borrower agrees that it shall make the following revenue participation payments (collectively, the "Revenue Participation Payments") to Lender:

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LEVERAGED DEVELOPMENT, LLC - LOAN AND SECURITY AGREEMENT

a            Payment equal to Twenty Four Cents ($0.24) per Disposable Pump Set Manufactured and One Hundred Twenty Dollars ($120.00) per Pump Assembly Manufactured, provided, however, that if (i) the Third Loan Installment is not made, the per unit rates shall decrease to Sixteen Cents ($0.16) and Eighty Dollars ($80.00), respectively; and (iii) if the Second Loan Installment and Third Loan Installment are not made, the per unit rate shall be Eight Cents ($0.08) and Forty Dollars ($40.00), respectively.

b.           Revenue Participation Payments shall be paid quarterly in arrears beginning on April 1, 2013.

c.           As used herein:

i.            Disposable Pump Set means any and all disposable pump sets, devices, kits or parts including '"IV kits" and "administration kits" that use, rely on, or otherwise incorporate any portions of the Technology.

ii.         Pump Assembly means any and all pump assemblies, sub-assemblies or control systems that use, rely on, or otherwise incorporate any portions of the Technology.

111.        Technology means (i) the inventions disclosed in one or more of the patents or patent applications referenced in Schedule I, attached hereto and made a part hereof; and (ii) the technology described in Schedule III, attached hereto and made a part hereof.

iv.         Device means a Disposable Pump Set, a Pump Assembly, and/or a combination of a Disposable Pumps Set and Pump Assembly.

iv.         Manufactured means the manufacture, assembly, distribution, shipment, or sale of the Device by either Borrower, Lender or by any other third party who has received or acquired, directly or indirectly, from Borrower, or any successor in interest to Borrower, a license, assignment, or any other transfer of any rights in any of the Technology. Borrower agrees that Borrower shall not license, assign or otherwise transfer any rights in the Technology without the prior written approval of Lender, and without limiting the foregoing, any such license, assignment or other transfer must provide assurance adequate to Lender that Borrower will, following such license, assignment or transfer, continue to collect and remit to Lender all applicable Revenue Participation Payments.

d.           Revenue Participation Payments shall continue for a period of 25 years from the date of this Agreement, and this Agreement shall remain in effect until all Obligations hereunder have been fully paid and satisfied. Borrower acknowledges and agrees that the Revenue Participation Payments are a separate and distinct payment obligation from the Loan obligations, and that the term of the Revenue Participation Payments may continue beyond the term of the Note, and shall at all times be secured by the Collateral granted to Lender under this Agreement. Borrower further acknowledges and agrees that Lender would not be making the Loan to Borrower but for the parties' agreement for Revenue Participation Payments as provided in this Agreement

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LEVERAGED DEVELOPMENT, LLC - LOAN AND SECURITY AGREEMENT

e.           Upon reasonable prior written notice for an audit, Borrower shall permit auditors designated by Lender, together with such legal and technical support as Lender deems necessary, to examine and copy, during ordinary business hours, all records and materials of Borrower for the purpose of verifying compliance with this Agreement. Borrower shall cooperate with any audit. Lender shall be responsible for payment of the auditors; provided, however, however, in the event that the audit establishes underpayment greater than five percent (5%) of the Revenue Participation Payments due for any period under audit, Borrower shall reimburse Lender for the cost of the audit. Borrower shall pay any underpayment established by an audit, with interest at the rate of one and one half percent (1 1/2%) per month commencing on the date such payment became due, within thirty (30) days after receipt of an invoice from Lender.

3.            Prepayment. Borrower shall have the right to prepay the Note at any time without prior Lender approval. The Revenue Participation Payments shall continue for the 25-year term as provided in Section 2, and are not subject to prepayment without prior Lender agreement, which may be withheld for any or no reason.

4.            Grant of Security Interest. To secure prompt payment of all principal, interest, charges and expenses outstanding under the Note, the Revenue Participation Payments, and performance of all obligations arising under the Transaction Documents (which term shall mean the Note, this Loan and security Agreement, the manufacturing Agreement if the Option is exercised and all other documents executed in connection with the Loan), and all extensions, modifications, substitutions and renewals thereof, including without limitation any costs or expenses incurred by the Lender in connection with the same, together with any other indebtedness or obligations now or hereafter owed by the Borrower to the Lender from time to time (collectively, the "Obligations"), the Borrower hereby grants, sells, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Lender a continuing security interest in and lien on all of the Borrower's right, title and interest in and to all of the following, whether now existing or hereafter developed or acquired (the “collateral"):

Accounts; Chattel Paper, including Electronic Chattel Paper; Equipment, including computer programs embedded in goods, machinery, fixtures, furniture, tools, parts, vehicles, and materials relating to the use, operation or structure of any of the foregoing;

Deposit Accounts; Documents; Fixtures; intellectual property and General Intangibles (including without limitation, Patents, Patent Applications and Patent Licenses, and Trademarks, Trademark Applications and Trademark Licenses), including business name(s), website(s), telephone numbers, customer lists, computers and Software and further including all rights under the Manufacturing Agreement; Instruments, including Promissory Notes; Inventory; Investment Property, including Securities Accounts; Letter-of-Credit Rights; Money; Supporting Obligations; and all Proceeds and Products of any of the foregoing to the extent not listed above as original collateral , including money and cash proceeds, deposit accounts, securities accounts, insurance proceeds, and proceeds in the form of any of the types of property included in this collateral description.

As used herein, the capitalized terms above shall have the meaning given to the term in the Uniform Commercial Code to be effective in the State of New Hampshire, as amended from time to time ("UCC'). The terms “include”, “includes” and "including" in this section and elsewhere in this Agreement are not limiting and shall be construed to mean 'without limitation."

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LEVERAGED DEVELOPMENT, LLC - LOAN ANDSECURITY AGREEMENT

As used herein, the following terms shall have the following meanings:

"General Intangibles" means all of the Borrower's present and future general intangibles as defined in the UCC and other personal property, including permits, licenses, choses in action, copyrights and renewal thereof, copyright applications, mask works, mask work applications, trade secrets, goodwill, patents, patent applications, trade names, trademarks, trademark applications, service marks, trade secrets, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, claims under insurance policies (whether or not proceeds), rights of set off, infringement claims, product lines, research and development, computer programs, computer software, computer discs, computer tapes, literature, reports, catalogs, deposit amounts, insurance premium rebates, tax refunds, tax refund claims and all leasehold interests of the Borrower to the extent considered personal property under applicable law.

"Patents, Patent Applications and Patent Licenses" means all of the Borrower's present and future patents, patent applications and patent licenses in which it possesses an ownership interest, including without limitation, .all those patents, patent applications, and patent licenses referred to on Schedule I hereto.

"Trademarks, Trademark Applications and Trademark Licenses" means all of the Borrower's present and future trademarks, trademark applications and trademark licenses in which it possesses an ownership interest, including without limitation, all of those trademarks, trademark applications and trademark licenses referred to on Schedule II hereto.

5.           Grant of Option. Borrower hereby grants and conveys to Lender the exclusive option ("Option") and right to enter into a contract for the exclusive manufacture of the Devices, subject to and in accordance with the terms and conditions of this Agreement. The Option shall be , exercisable by Lender during the one (1) year period after the date of this Agreement (“Option Period"). The Option may not be revoked by Borrower during the Option Period. Lender may exercise the Option by giving Borrower written notice of such exercise (the "Option Notice"), which written notice may be given at any time after the date of this Agreement and on or before 11:59 p.m. (ET) on the last day of the Option Period. Immediately following delivery of the Option Notice, the parties shall execute the Manufacturing Agreement in the form attached as Schedule IV hereto and made a part hereof. After the Option Period expires, the Option will be of no further force and effect.

6.           Lender's Obligations to Close. Lender's obligation to close shall be conditioned upon Lender's receipt of the following:

a.           Patent Search; IP Ownership: Lender's review of a patent search provided by Borrower. The cost of this search was estimated at Eight Thousand Dollars ($8,000.00), which Lender has previously advanced to Borrower; and which Lender shall deduct from the initial Loan disbursement. Borrower shall have provided Lender with evidence that Borrower's principal Jeffrey Carlisle shall have transferred all intellectual property rights that he has or may claim in the Device to Borrower.

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LEVERAGED DEVELOPMENT, LLC - LOAN AND SECURITY AGREEMENT

b.           Authority Documents: Evidence of Borrower's authority to enter into the Loan transaction, including copies of all of Borrower's organizational documents and resolutions or authorizations concerning the Loan, all as certified by the keeper of Borrower's records, together with evidence of Borrower's good standing as an entity, and an incumbency certificate as to those authorized to execute Transaction Documents on behalf of Borrower.

c.           Legal Opinion: An opinion of Borrower's counsel that the Transaction Documents have been duly authorized, executed and delivered by Borrower, and constitute legal; valid and binding obligations of Borrower, in accordance with their respective terms.

d.           Insurance: Evidence of insurance as required below.

7.             Representations and Warranties. Borrower represents and warrants to Lender, as of the date hereof and during the term. of the Loan that:

a.           Organization. Etc.     The Borrower is duly organized, validly existing and in good standing under the law of the State of New Hampshire, and its legal name is correctly stated in the first paragraph of this Agreement, and that this is not a trade name. Borrower does not conduct business through any other business entity or name except as set forth in this Agreement. Borrower possesses full power and authority to conduct business in its name and as now conducted. The execution, delivery and performance of the Transaction Documents has been duly authorized by Borrower. Each of the Transaction Documents has been executed by a duly authorized agent of Borrower. The execution, delivery and performance of the Transaction Documents by Borrower will not violate any provision of Borrower's organizational documents.

b.           Chief Office. Borrower's chief executive office is located at the address set forth at the head of this agreement, and that is Borrower's only place of business

c.           No Conflicts. Neither the execution and delivery of this Agreement nor any of the Transaction Documents violates or conflicts with any existing law or regulation, any order or decree of any court or governmental authority, bureau or agency, or result in a violation of or constitute a default by Borrower under any contract, agreement or instrument by which Borrower is a party or by which any of its properties are bound.

d.           Good Title. Borrower has good and marketable title to, or the power to transfer, all of the Collateral, free and clear of any liens, security interests or encumbrances. None of the Collateral is subject to any consignment agreement or is in possession of any bailee, warehouseman, agent or processor.

e.           Litigation: Violations: Defaults. There are no actions, litigation, suits, proceedings, inquiries or investigations, at law or in equity, or before or by any court, public board or body, pending, threatened against or affecting Borrower that could adversely affect Borrower's business, profits or :financial condition or their ability to perform its obligations under the Transaction Documents. Borrower is not in breach of any contract, agreement, license, permit or approval that could materially adversely affect Borrower's business, profits or financial condition or the Borrower's ability to perform its obligations under the Transaction Documents.

14

LEVERAGED DEVELOPMENT, LLC - LOAN AND. SECURITY AGREEMENT

f.            No Pending Insolvency. Any borrowings made by Borrower subject to this Agreement do not and shall not render Borrower insolvent; Borrower is not contemplating the filing of a petition under any state, federal or provincial bankruptcy or insolvency laws or a petition for the liquidation of or to appoint a receiver for all or a major portion of its property, nor does Borrower have any knowledge of any person contemplating the filing of any such petition against Borrower or its assets.

g.           Financial Statements. All financial statements of Borrower including balance sheets, statements of income, retained earnings and other related schedules heretofore submitted to Lender fairly represent the financial condition of Borrower as of the dates shown on each such statement.

h.           Intellectual Property. Borrower possesses all requisite patents, patent rights, licenses, trademarks, trademark rights, trade names and copyrights that are required to conduct. its business as now conducted without conflict with the rights of others.

i.            Compliance with Laws. Borrower is in material compliance with all statutes, regulations, rules and ordinances applicable to Borrower or any of its properties. Borrower has obtained all licenses, permits and approvals (including all regulatory approvals) necessary to operate its business and execute, deliver and perform the Transaction Documents.

j.            Binding Effect. The Transaction Documents and all of the other instruments and documents executed by Borrower and delivered to Lender pursuant to this Agreement, constitute the legal, valid and binding obligations of Borrower and are enforceable in accordance with their respective terms.

Borrower acknowledges that the representations and warranties set forth in this paragraph are material to Lender's agreement to extend credit to Borrower and that Lender has relied on these representations and warranties, which shall remain in effect for so long as the Obligations remain outstanding. Borrower agrees to notify Lender promptly in writing of any change in the information referenced in this section.

8.          General Covenants. For so long as the Obligations remain outstanding, Borrower covenants and warrants to Lender as follows: ·

a.           Laws and Permits. To comply with all laws, regulations, ordinances and other legal requirements applicable to Borrower or its properties and with all licenses, permits and approvals required in connection with operation of Borrower's business.

b.           Taxes and Obligations. To pay and discharge when due all of its indebtedness and obligations, including, but not limited to, all taxes, assessments and governmental charges prior to the due date, unless and only to the extent that such truces, assessments and governmental charges are contested in good faith in appropriate proceedings.

15

LEVERAGED DEVELOPMENT, LLC - LOAN AND SECURITY AGREEMENT

c.           Insurance. To make its best efforts to secure commercially available insurance within thirty (30) days of closing of this Agreement and to maintain such insurance with insurers acceptable to Lender in such amounts as are acceptable to Lender, including hazard and extended coverage covering all Collateral; such liability and casualty policies shall name Lender under a standard loss payable clause, and shall provide for at least thirty (30) days prior written notification to Lender of any termination, cancellation, or material modification of such policies, and within :fifteen (15) days after written notice from Lender, Borrower shall obtain such additional insurance as Lender may reasonably request. Certificates of such insurance shall be deposited with Lender. Borrower shall give immediate written notice to Lender and to insurers of loss or damage to the Collateral and shall promptly file proofs of loss with insurers. Lender is authorized, but under no duty, at Borrower's expense, to obtain such insurance or file proofs of loss upon failure of the Borrower to do so.

d.           Books and Records. To keep proper books of record and account in accordance with generally accepted accounting principles consistently applied at its place of business as stated above, to permit Lender to review such records during business hours on reasonable notice and not to remove the business records from that location without the prior consent of Lender.

e.           Additional Instruments. On demand of the Lender to promptly do the following: furnish further assurance of title, execute any written agreement or do any other acts necessary to effectuate the provisions of this Agreement; execute such instruments or statements as the Lender may reasonably require in order to perfect, continue or maintain the security interest of the Lender in the Collateral and to pay all costs of filing in connection therewith; and execute additional promissory notes evidencing future extensions of credit. To the extent permitted by law, for the term of this Agreement the Borrower authorizes the Lender to act as its attorney-in-fact and agent for the purpose of executing or authorizing any financing statements or similar instruments in the name of the Borrower from time to time and at such times as the Lender deems necessary to attach, perfect or continue perfection of a security interest in the Collateral.

f.            Financial Statements. To provide Lender with (i) annual, accountant-prepared financial statements within 45 days of year end, (ii) quarterly management-prepared financial statements within 15 days of the end of each quarter, (iii) a copy of all Borrower's federal and state tax returns within 15 days of filing, and such other financial information as Lender shall reasonably request.

g.           Reorganization; Ownership Change. To not merge or consolidate with or acquire any sole proprietorship, limited or general partnership, corporation, limited liability company, or other business entity; permit any change in the ownership or level of ownership of Borrower, or issue, sell or purchase any interest in Borrower's business; or change the name of Borrower or conduct business under any other name other than Borrower's name.

h.           Loan Proceeds. To not permit any of the proceeds of the Loan to be used directly or indirectly for the benefit of or by any affiliated person or entity of Borrower that is not now or in the future made a party to this Agreement. Payment of reasonable amounts of salary or compensation to the member of Borrower for his services does not violate this provision.

16

LEVERAGED DEVELOPMENT, LLC - LOAN AND SECURITY AGREEMENT

9.             Additional Covenants as to Collateral For so long as the Obligations remain outstanding, Borrower further covenants and warrants to Lender as follows:

a.           Location. To keep the Collateral at the address set forth above; or, if the Borrower wishes to keep Collateral at another location, to notify the Lender in writing at least thirty (30) days prior to the movement or location of any of Collateral to a new location and to obtain the Lender's written consent prior to moving any items of Collateral to the new location.

b.           Condition. To keep the Collateral, at the Borrower's own cost and expense, in good condition and available for inspection by Lender at all reasonable times.

c.           No Other Liens. To keep the Collateral free and clear of all claims, liens, charges, encumbrances, taxes and assessments, other than liens and encumbrances permitted under the Transaction Documents.

d.           Possession. To retain possession of the Collateral during the existence of this Agreement and not to sell, exchange, assign, loan, deliver, lease or otherwise dispose of same

·without the written consent of Lender, except that Borrower may sell the Collateral in the ordinary course of its business.

e.           Sales and Licensing Records. To keep detailed records of all sales or licensing of the Collateral and, upon request of the Lender, to furnish copies of such records or permit inspection of relevant records at the Borrower's premises, at the Lender's discretion.

f.            Location Lease. To comply with all terms of any lease pertaining to the premises where the Collateral may be located, and with all laws, ordinances and governmental rules, orders and regulations pertaining to the Borrower's business and the premises where the Collateral is kept.

g.           Inventory Schedule. To furnish from time to time, at the Borrower's expense, within fifteen (15) days after requested by the Lender, a schedule of inventory prepared by a party satisfactory to the Lender and such other information relating to the Borrower's business as the Lender may reasonably request.

h.           Protection of lntellectual Property Rights. Borrower shall ensure that all employees or parties developing any intellectual property on behalf of Borrower are obligated to assign all rights in such property to Borrower. Borrower shall defend the Collateral from and make all commercially reasonable efforts to prosecute any misappropriation or unauthorized use.

10.           Power of Attorney. The Borrower hereby grants to the Lender a Power of Attorney, which shall be deemed coupled with an interest and shall be irrevocable, (a) to demand, sue for, and give an effectual discharge of any sum payable to the Borrower for Collateral assigned to the Lender; (b) to endorse in the Lender's favor any negotiable instrument drawn in the Borrower's favor in payment of the Collateral assigned to the Lender; (c) to execute on behalf of the Borrower any notes, chattel paper, UCC financing statements, amendments thereto and continuations thereof (or similar statements of notice, registration, amendment or continuation under the laws of any jurisdiction), or other writing in connection with this Agreement or the Collateral as the Lender may require for the purpose of protecting, maintaining or enforcing the Collateral or the security interest granted to the Lender in the Collateral; (d) to adjust, make, pursue, settle and collect any insurance claim in connection with this Agreement; and (e) to discharge taxes and encumbrances at any time levied or placed on the Collateral, or otherwise protect the Collateral, and to make repairs thereof. The Borrower agrees to reimburse the Lender on demand for any and all expenditures made in connection with any of the foregoing powers exercised by the Lender hereunder.

17

LEVERAGED DEVELOPMENT, LLC • LOAN AND SECURITY AGREEMENT

11.         Events of Default. Without limitation of the rights or remedies of the parties otherwise at law, any of the following shall constitute an "Event of Default" by the Borrower under this Agreement:

a.           If Borrower defaults in the payment of any amount due under the Note, this Agreement or any of the Transaction Documents within five (5) days of when due.

b.           If Borrower defaults in the performance of any term or provision of this Agreement or any of the Transaction Documents, other than a payment default or a default specified in another provision of this section.

c.           If any custodian, liquidator, trustee or receiver is appointed for Borrower for a material portion of its assets; or Borrower becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors; or Borrower or any guarantor applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for itself or any material portion of its assets; or bankruptcy, reorganization, or insolvency proceedings or other proceedings for relief under any bankruptcy or similar law or laws for relief of debtors, are instituted by or against Borrower.

d.            If any statement or representation contained in this Agreement, any Loan Document, or any financial statement or certificate delivered to Lender shall be determined to have been materially false when made; or if any representation or warranty contained in this Agreement shall be breached, and such breach is not ·cured within 10 days.

e.           Receipt of any information indicating that Lender's security interest is not prior to all other security interests, or if a security interest in or other encumbrance on any of the Collateral is granted by Borrower, or any tax lien is filed against Borrower.

f.           Upon failure of Borrower to maintain its entity registration with the State of New Hampshire, business failure or cessation of business operations of, Borrower or any change for any reason whatsoever in the management, majority ownership or control of Borrower.

12.           Remedies Upon Default. Upon the occurrence of an Event of Default under the this Agreement or the other Transaction Documents, which continues beyond any applicable cure period, the Lender may exercise any one or more of the following remedies: (a) declare the Obligations secured by this Agreement to be due and payable in full without notice or demand; (b) demand that the Borrower assemble the Collateral and make it available to the Lender at the place and at the time designated in the demand; (c) to the extent permitted by law, enter, without process of law, all locations where the Collateral is kept, take possession of the Collateral; (d) operate the Borrower's business (directly or indirectly, including through appointment of a receiver) using the Collateral; (e) conduct a public or private sale of the Collateral at its discretion and in accordance with the UCC; (f) contact account debtors and direct that future payments be made directly to the Lender; and (g) exercise any other right, remedy or privilege provided under the UCC or otherwise at law.

18

LEVERAGED DEVELOPMENT, LLC - LOAN AND SECURITY AGREEMENT

In addition to all rights and remedies provided in this Agreement or by law. if an Event of Default occurs, the Lender may dispose of any of the Collateral at public auction or private sale in its then present condition or following such preparation and processing as Lender deems commercially reasonable. Lender has no duty to the Borrower to prepare or process the Collateral prior to sale. Lender may disclaim warranties of title, possession, quiet enjoyment and the like. Such actions by the Lender shall not affect the commercial reasonableness of the sale.

Further, the Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

Lender may purchase all or any part of the Collateral at public or private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such price against the Obligations.

The Borrower hereby waives any and all rights that it may have to judicial hearing in advance of the enforcement of any of the Lender's rights hereunder, including without limitation Lender's right following an Event of Default to take immediate possession of the Collateral and exercise its rights with respect thereto. All payments received by the Borrower under or in connection with any of the Collateral after the occurrence of an Event of Default shall be held by the Borrower in trust for the benefit of the Lender, shall be segregated from other funds of the Borrower and shall forthwith upon receipt by the Borrower be turned over to the Lender, inthe same form as received by the Borrower (duly endorsed by the Borrower to the Lender, if required).

The Lender may perform any defaulted obligations for the Borrower's account and any expense incurred in so doing shall be chargeable with interest at the Note rate to the Borrower and added, to the Obligations.

The Borrower shall remain liable for any deficiency resulting from a sale of the Collateral and shall pay any such deficiency forthwith on demand.

13.           Limitation on the Lender's Duty in Respect to Collateral and Indemnification. It is expressly agreed by the Borrower that, notwithstanding anything to the contrary contained in this Agreement, the Borrower shall remain liable with respect to all Accounts, Negotiable Collateral, General Intangibles and other Collateral to observe and perform all the conditions and obligations to be observed and performed by it, the Lender shall not have any obligation or liability under any Accounts, Negotiable Collateral, General Intangibles and other Collateral (which terms shall have the meaning given them in the UCC unless otherwise defined in this Agreement) by reason of, or arising out of, this Agreement or the assignment by the Borrower to the Lender of, or the receipt by the Lender of any payment relating to any Accounts, Negotiable Collateral, General Intangibles and other Collateral pursuant hereto, nor shall the Lender be required or obligated in any manner to perform or fulfill any of the obligations of the Borrower under or pursuant thereto to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any person thereunder or by any account debtor, to present or file any claim or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to the Borrower or to which the Borrower may be entitled at any time or times.

19

LEVERAGED DEVEWPMENT, LLC - LOAN ANO SECURITY AGREEMENT

Beyond the safe custody thereof, the Lender shall have no duty as to any Collateral in its possession or in its nominee's possession or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. In any suit, proceeding or action brought by the Lender under any Accounts, Negotiable Collateral, General Intangibles and other Collateral for any sum owing thereunder or to enforce any provision thereof, the Borrower will defend, indemnify and hold harmless the Lender from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the obligee thereunder arising out of a breach by the Borrower of any agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from the Borrower, and all such obligations of the Borrower shall be and remain enforceable against the Borrower and shall not be enforceable against the Lender.

14.         Borrower Not Released. Lender may from time to time, either before or after the maturity of the Obligations, take any one or more of the following actions without affecting the liability of Borrower or any other person (except any person expressly released in writing) under the Note, this Agreement or the other Transaction Documents, and without affecting the rights of Lender with respect to any security not expressly released in writing: (i) release any person or entity liable for payment of all or any part of the Obligations or for performance of any obligation contained in the Transaction Documents; (ii) make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Obligations, or modifying or waiving any obligation in the Transaction Documents, or subordinating, modifying or otherwise dealing with the lien or charge hereof; (iii) exercise or refrain from exercising or waive any right Lender may have W1der this Agreement, under the Transaction Documents, or otherwise available under applicable law; (iv) accept additional security of any kind; or (v) release or otherwise deal with any property, real or personal, seeming the Obligations.

15.         Notices. All notices required to be delivered pursuant to this Agreement or the Transaction Documents shall be in writing and shall be delivered by hand, facsimile, electronic mail, recognized overnight courier or deposited in the U.S. Mail postage pre-paid, and shall be addressed to the parties at the addresses set forth in the first paragraph of this Agreement, or to such other addresses as the parties may designate in writing from time to time. Such notices are deemed received on the date delivered by hand, facsimile or electronic mail if delivered before 5:00 p.m. EST, and the next day if delivered thereafter, on the day after placement with recognized overnight courier for next-day delivery, and two days after deposit in the U.S. Mail.

16.         Expenses. Borrower and Lender will each pay their respective expenses in connection with this Agreement and the preparation of the initial Transaction Documents, including attorneys' fees. Borrower shall be responsible for and shall pay forthwith on demand any and all reasonable expenses, including reasonable attorneys' fees and recording costs, reasonably incurred by Lender in connection with any subsequent amendment of the Transaction. Documents, any waiver of any conditions of the Transaction Documents requested by Borrower, or enforcing any of Lender's rights hereunder or under any of the other Transaction Documents.

20

LEVERAGED DEVELOPMENT, LLC - LOAN AND SECURITY AGREE1\1ENT

·17.         Consent to Jurisdiction; Waiver of Jury Trial. In the event that Lender brings any action or proceeding in connection herewith in any court of record of New Hampshire, Borrower hereby irrevocably consents to and confers personal jurisdiction of such court over Borrower by such court. In any such action or proceeding, Borrower hereby waives personal service of any summons, complaint, or other process and agrees that service thereof may be made upon Borrower by mailing a copy of such summons, complaint or other process by certified mail to Borrower at its address designated pursuant to the notice provisions of this Agreement.

Borrower hereby waives trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Agreement or any instrument or document delivered in connection herewith, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising between Borrower and Lender.

18.         General. The terms, warranties and agreements herein contained shall bind and inure to the benefit of the respective parties hereto, and their respective legal representatives, successors and assigns. Waiver of or acquiescence in any default by the Borrower, or failure of the Lender to insist upon strict performance by the Borrower of any provision of this Agreement, shall not constitute a waiver of any subsequent or other default or failure. Notices to any party shall be in \\rr.iting and shall be delivered personally or by mail addressed to the party at the address herein set forth or otherwise designated in writing. This Agreement may only be modified by a writing signed by the Borrower and the Lender. The laws of the State of New Hampshire, including the UCC, shall govern the rights, duties and remedies of the parties. In the event of any provision or clause of this Agreement conflicts with applicable law, such conflict shall not affect other provisions which can be given effect without the conflicting provision, and to this end the provisions of this Agreement are declared to be severable. All rights and remedies hereunder shall be governed by the laws of the State of New Hampshire without resort to principles of conflicts of laws.

[Signature pages follow.]

21

IN WITNESS WHEREOF, the parties have respectively duly executed this Loan and Security Agreement the day and year first above written.

Mack Molding Company	Leveraged Developments LLC

Signature:	Signature:	/s/ Jeffrey Carlisle
Name:	Name:	Jeffrey Carlisle
Title:	Title:	Member
Date:	Date:	06. December 2012

LEVERAGED DEVELOPMENT, LLC • LOAN ANO SECURITY AGREEMENT

SCHEDULE I

PATENTS, PATENT APPLICATIONS
AND PATENT LICENSES

Code	Heading	Number

No patents have been filed as of 1st December 2012.

This schedule will be updated as intellectual property protections are filed, as described in INTELLECTUAL PROPERTY AGREEMENT of 5 December 2012.

LEVERAGED DEVELOPMENT, LLC • LOAN AND SECURJTY AGREEMENT

SCHEDULE II

TRADEMARKS. TRADEMARK APPLICATIONS

AND TRADEMARK LICENSES

Title	Registration No.	Reg. Date

No TRADEMARKS have been filed as of 1st December, 2012

This schedule will be updated as intellectual property protections are filed, as described in INTELLECTUAL PROPERTY AGREEMENT of 5 December 2012.

LEVERAGED DEVELOPMENT, LLC - LOAN AND SECURITY AGREEMENT

SCHEDULE III

DESCRIPTION OF TECHNOLOGY

Refer to the description of the Technology in

INTELLECTUAL PROPERTY AGREEMENT of 5 December 2012.

LEVERAGED DEVELOPMENT, LLC – LOAN AND SECURITY AGREEMENT

SCHEDULE IV MANUFACTURING AGREEMENT